Exhibit 10.2

THIRD AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of March 9, 2011, by and among The Princeton Review, Inc., a Delaware corporation (“TPR”), Penn Foster, Inc., a Pennsylvania corporation (“PF”, and together with TPR, collectively, the “Issuer”), the guarantors party hereto (the “Guarantors”) and the Purchasers party hereto (the “Purchasers”).

RECITALS

A. The Issuer, the Guarantors, and the Purchasers are parties to that certain Senior Subordinated Note Purchase Agreement, dated as of December 7, 2009, as amended by that certain First Amendment to Senior Subordinated Note Purchase Agreement dated as of April 23, 2010, and that certain Second Amendment and Joinder to Senior Subordinated Note Purchase Agreement dated as of August 6, 2010 (the “NPA”).

B. The Issuer has requested that the Purchasers amend the NPA in certain respects and the Purchasers have agreed to amend the NPA, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 1.1. Section 1.1 of the NPA is amended by replacing the definitions of “Consolidated EBITDA” and “Consolidated Fixed Charge Coverage Ratio” in their entirety with the following:

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts receivable and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) restructuring amounts incurred (x) on or prior to December 31, 2010 in connection with the New York, New York office consolidation and the reduction in the supplemental education services business in an aggregate amount not to exceed $5,100,000 and (y) as proposed by TPR in reasonable detail, approved by a third party auditor and as reasonably agreed to by the Required Purchasers in an aggregate amount not to exceed $6,000,000 from January 1, 2011 through December 31, 2011, $4,500,000 from January 1, 2012 through December 31, 2012, and $4,500,000 in any trailing twelve month period thereafter (in each case, or such increased amount as approved by the Required Purchasers in their sole discretion) for the purpose of normalizing EBITDA, including adjustments for system integration and upgrade costs, duplicate technology and related costs of improving technology efficiencies, in each case determined on a consolidated basis in accordance with GAAP, (viii) in connection with all Related Transactions, (A) (i) all financial advisory fees, accounting fees, legal fees and other similar fees, transaction expenses and related out of pocket costs (to the extent not capitalized) incurred by all Group Members and (ii) non-recurring cash charges resulting from severance, restructuring, and integration incurred within 12 months from the Closing Date as a result of the Acquisition as reasonably agreed to by the Required Purchasers and so long as such amounts in clauses (i) and (ii) do not exceed $14,100,000 in the aggregate, and (B) an amount equal to the annualized cost savings implemented within 12 months from the Closing Date for headcount reductions and combined back office operations resulting from the Acquisition as reasonably agreed to by the Required Purchasers and not to exceed $1,000,000 in the aggregate as set forth on Schedule B hereto, (ix) in connection with all Permitted Acquisitions (regardless of whether actually consummated) (or any other acquisition not meeting the definition of “Permitted Acquisition” but as to which the Required Purchasers had waived the relevant criteria set forth in the definition of “Permitted Acquisition”), (A) all financial advisory fees, accounting fees, legal fees and other similar fees, transaction expenses and related out of pocket costs incurred by all Group Members, as reasonably agreed to by the Required Purchasers, and (B) non-recurring cash charges resulting from severance incurred within the first 12 months of the date of such Permitted Acquisition in an amount not to exceed $500,000 in the aggregate and reasonably agreed to by the Required Purchasers and resulting therefrom and (x) start-up expenses as agreed to by the Required Purchasers incurred in connection with or on behalf of other investments made in the Strategic Ventures in an aggregate amount not to exceed $7,500,000 in any trailing twelve month period ending on or prior to December 31, 2011 and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period and (vii) any excess positive contributions to Consolidated Net Income from the Strategic Ventures which are not Loan Parties exceeding 10% of Consolidated EBITDA in the aggregate or such higher amount as agreed to by the Required Purchasers.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period minus Consolidated Capital Expenditures of such Person for such period (other than (i) Capital Expenditures from Permitted Reinvestments, (ii) Excluded Capital Expenditures used to purchase Growth Capital Expenditures, (iii) Excluded Capital Expenditures used to make investments in or to purchase Strategic Ventures, (iv) Capital Expenditures in any trailing twelve month period ended on or prior to December 31, 2012 in an amount equal to the amount of cash on the balance sheet, not to exceed $3,000,000 and (v) integration related Capital Expenditures in Fiscal Year 2010 and 2011 in an amount not to exceed $6,900,000 in the aggregate, minus the total liability for United States federal income taxes and other taxes measured by net income actually payable by such Person in respect of such period to (b) the Consolidated Fixed Charges of such Person for such period.

2. Amendment to Section 1.1. Section 1.1 of the NPA is further amended by inserting the following definitions in the appropriate alphabetical order:

“Borrowing Availability” has the meaning specified in the Senior Credit Agreement as in effect on the date hereof.

“Cash Available” means, as of any date of determination the sum of (i) Cash on Hand as of such date plus (ii) Borrowing Availability as of such date.

“Cash on Hand” has the meaning specified in the Senior Credit Agreement as in effect on the date hereof.

“PF” means Penn Foster, Inc., a Pennsylvania corporation.

“Third Amendment” means that certain Third Amendment to the Agreement, dated as of March 9, 2011.

“Third Amendment Effective Date” means March 9, 2011.

“TPR” means The Princeton Review, Inc., a Delaware corporation.

3. Amendment to Section 5.1. Section 5.1 of the NPA is amended by replacing such Section 5.1 in its entirety with the following:

Section 5.1 Maximum Consolidated Total Leverage Ratio TPR shall not have, on the last day of each Fiscal Quarter, a Consolidated Total Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal Quarter:

FISCAL QUARTER ENDING	MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO
December 31, 2010	4.60 to 1:00
March 31, 2011 through and including June 30, 2011	5.18 to 1:00
September 30, 2011	5.06 to 1:00
December 31, 2011	4.89 to 1:00
March 31, 2012	4.30:1.00
June 30, 2012	4.00:1.00
September 30, 2012	3.75:1.00
December 31, 2012	3.50:1.00
March 31, 2013	3.15:1.00
June 30, 2013	2.90:1.00
September 30, 2013	2.60:1.00
December 31, 2013 through and including September 30, 2014 and each Fiscal Quarter thereafter	2.30:1.00

5. Amendment to Article 5. Article 5 of the NPA is amended by adding the following new Section 5.7 to such Article:

5.7 Minimum Liquidity. Commencing with the first Fiscal Quarter most recently ended after the Third Amendment Effective Date, TPR shall not permit Cash Available as of the last day of any Fiscal Quarter to be less than $3,825,000.

6. Amendment to Section 6.1. Section 6.1 of the NPA is amended by replacing Sections 6.1 (b) and 6.1(d) in their entirety with the following:

(b) Quarterly Reports. As soon as available, and in any event within 45 days after (i) the end of each Fiscal Quarter for the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of TPR as of the close of such Fiscal Quarter and related Consolidated statements of operations and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the figures contained in the latest Projections, in each case, certified by a Responsible Officer of the Issuer as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of TPR as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments), and (ii) the end of the last Fiscal Quarter of each Fiscal Year, a draft management prepared Consolidated unaudited balance sheet of TPR as of the close of such Fiscal Quarter and related Consolidated statements of operations and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the figures contained in the latest Projections, in each case, fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of TPR as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(d) Compliance Certificate/Minimum Liquidity Certificate. Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Issuer that, among other things, (i) shows in reasonable detail the calculations used in determining the financial covenants set forth in Article 5 and, if delivered together with any Financial Statement pursuant to clause (c) above, the calculations used in determining Excess Cash Flow, (ii) demonstrates compliance with each financial covenant contained in Article 5 that is tested at least on a quarterly basis, (iii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Issuer proposes to take with respect thereto, (iv) sets forth all Maintenance Capital Expenditures and Growth Capital Expenditures made during such period, (v) sets forth in reasonable detail all Strategic Ventures expenditures and terms on a cumulative basis entered into during such period and (vi) sets forth the roll-forward balance of Excluded Stock Issuances for such period and the expenditures and terms thereof on a cumulative basis. Within five (5) Business Days after the end of any Fiscal Quarter, Issuer shall deliver to the Purchasers a Certificate in the form of Exhibit I to the Third Amendment (the “Minimum Liquidity Certificate”), signed by a Responsible Officer of Issuer, certifying as to such minimum liquidity amount together with electronic copies of any bank statements evidencing such minimum liquidity amount, such evidence to be in form and substance reasonably satisfactory to the Required Purchasers.

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Purchasers hereunder, it is understood and agreed that this Amendment shall not become effective, and the Issuer shall have no rights under this Amendment, until the Purchasers shall have received each of the following:

(a) duly executed signature pages to this Amendment from the Required Purchasers, Issuer, and each other Loan Party;

(b) a fully executed copy of the First Amendment to the Senior Credit Agreement, which shall be in full force and effect on the date hereof and shall be in form and substance reasonably satisfactory to the Required Purchasers;

(c) a fully executed copy of the Third Amendment to the Securities Purchase Agreement, which shall be in full force and effect on the date hereof and shall be in form and substance reasonably satisfactory to the Required Purchasers;

(d) [reserved]; and

(d) payment in full in cash of all reasonable and documented out-of-pocket fees and expenses of the Purchasers owing as of the date hereof, including all reasonable fees and expenses of counsel to the Purchasers.

C. REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Purchasers that:

1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution hereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities); (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable material Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or constitute a conflict, breach, default or termination or acceleration event under, any Loan Document or (iv) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries; and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (i) those listed on Schedule 1 hereto and that have been, or will be prior to the Third Amendment Effective Date, obtained or made, copies of which have been, or will be prior to the Third Amendment Effective Date, delivered to the Purchasers, and each of which on the Third Amendment Effective Date will be in full force and effect and (ii) those that, if not obtained, would not, in the aggregate, have a Material Adverse Effect.

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

4. Neither any Loan Party, nor any Affiliate thereof, nor any director, officer or employee of any of the foregoing, has entered into any side agreement or understanding, either oral or written, including any agreement to pay any fee, with the Senior Agent or any Senior Lender in connection with or in any way related to the First Amendment to the Senior Credit Agreement other than as explicitly set forth in the First Amendment to the Senior Credit Agreement or as otherwise disclosed to the Board of Directors of TPR.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the NPA and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the NPA, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the NPA as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the NPA as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by Issuer of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the NPA as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Issuer to the Purchasers or any other obligation of Issuer, or any actions now or hereafter taken by the Purchasers with respect to any obligation of Issuer, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3. [Reserved].

4. Effect of Agreement. Except as set forth expressly herein, all terms of the NPA, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Issuer to the Purchasers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers under the NPA, nor constitute a waiver of any provision of the NPA. This Amendment shall constitute a Loan Document for all purposes of the NPA.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the NPA and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. Issuer agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Purchasers in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented out-of-pocket costs and expenses of outside counsel for the Purchasers with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Release. Each Loan Party hereby releases, acquits, and forever discharges each of the Purchasers, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Purchasers, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Loan Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Purchasers existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the NPA or the other of the Loan Documents, other than claims, liabilities or obligations caused by any Purchaser’s own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Loan Party and shall inure to the benefit of the Purchasers and their respective heirs, executors, administrators, successors and assigns.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

THE PRINCETON REVIEW, INC., as ISSUER

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	EVP, CFO and Treasurer

PENN FOSTER, INC., as ISSUER

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	Vice President and Treasurer

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE PRINCETON REVIEW, INC. SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

PRINCETON REVIEW OPERATIONS, L.L.C., as a GUARANTOR

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	Vice President and Treasurer

TEST SERVICES, INC., as a GUARANTOR

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	Vice President and Treasurer

THE PRINCETON REVIEW OF ORANGE COUNTY, LLC, as a GUARANTOR

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	Vice President and Treasurer

PENN FOSTER EDUCATION GROUP, INC., as a GUARANTOR

By:	/s/ Christian G. Kasper

Name:	Christian G. Kasper
Title:	Vice President and Treasurer

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE PRINCETON REVIEW, INC. SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

SANKATY CREDIT OPPORTUNITIES IV, L.P., as a PURCHASER

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

SANKATY CREDIT OPPORTUNITIES II, L.P., as a PURCHASER

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

SANKATY CREDIT OPPORTUNITIES III, L.P., as a PURCHASER

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as a PURCHASER

By:	/s/ Michael Ewald

Name:	Michael Ewald
Title:	Managing Director

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE PRINCETON REVIEW, INC. SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

FALCON STRATEGIC PARTNERS III, LP, as a PURCHASER

By: Falcon Strategic Investments III, LP, its general partner

By: Falcon Strategic Investments GP III, LLC, its general partner

By:	/s/ John S. Schnabel

Name:	John S. Schnabel
Title:	Director

FALCON MEZZANINE PARTNERS II, LP, as a PURCHASER

By: Falcon Mezzanine Investments II, LLC, its general partner

By:	/s/ John S. Schnabel

Name:	John S. Schnabel
Title:	Vice President

FMP II CO-INVESTMENT, LLC, as a PURCHASER

By:	/s/ John S. Schnabel

Name:	John S. Schnabel
Title:	Vice President